Exhibit 10.13

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”), dated as of September 5, 2007, is made between Arius Two, Inc., a Delaware corporation (“Debtor”) and QLT USA, Inc., a Delaware corporation (“Secured Party”).

Debtor and Secured Party hereby agree as follows:

SECTION 1. Definitions; Interpretation.

(a) All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Intellectual Property Assignment Agreement dated September 5, 2007, between Debtor and Secured Party (the “Transfer Agreement”).

(b) As used in this Agreement, the following terms shall have the following meanings:

“Collateral” means all of Debtor’s right, title, and interest in and to the Purchased Assets, that certain BEMA License Agreement, entered into of even date herewith, between Debtor and Arius Pharmaceuticals, Inc. (“Arius”), granting Arius certain exclusive rights with respect to the Purchased Assets, any consent(s) or waiver(s), between Debtor, Arius and, if applicable, CDC IV, LLC (“CDC”), permitting Arius to grant certain rights under its rights in the Purchased Assets to any Third Party(ies), (the BEMA License Agreement, together with any subsequent amendments thereto and such consent(s) or waiver(s), the “New License Agreement”; any such Third Party(ies), “Sublicensee(s)”), and all products, accounts, contract rights, proceeds and supporting obligations of any and all of the foregoing, whether now owned or hereafter acquired.

“Collateral Documents” means collectively this Agreement, the Patent and Trademark Security Agreement, the Loan Documents and all other certificates, documents, agreements and instruments delivered to Secured Party under the Note or in connection with the Obligations.

“Event of Default” has the meaning set forth in Section 7.

“Lien” means any mortgage, deed of trust, pledge, security interest, assignment, deposit arrangement, charge or encumbrance, lien (statutory or other), or other preferential arrangement (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing or any agreement to give any security interest).

“Loan Documents” means the Transfer Agreement, the Note and the Guaranty.

“Note” means that certain Secured Promissory Note dated September 5, 2007 made by Debtor in favor of Secured Party, as amended, modified, renewed, extended or replaced from time to time.

“Obligations” means the indebtedness, liabilities and other obligations of Debtor to Secured Party, created under, arising out of or in connection with the Note or any other Collateral Document, including, without limitation, all unpaid principal of the Note, all interest accrued thereon, all fees and all other amounts payable by Debtor to Secured Party thereunder or in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and including interest that accrues after the commencement by or against Debtor of any bankruptcy or insolvency proceeding naming such Person as the debtor in such proceeding.

“Permitted Liens” has the meaning set forth on Exhibit A.

“Person” means an individual, corporation, partnership, joint venture, trust, unincorporated organization, governmental agency or authority, or any other entity of whatever nature.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Delaware.

(c) Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

(d) In this Agreement, (i) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; and (ii) the captions and headings are for convenience of reference only and shall not affect the construction of this Agreement.

SECTION 2. Security Interest. As security for the payment and performance of the Obligations, Debtor hereby grants to Secured Party a security interest in the Collateral. This Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with Section 23 hereof.

SECTION 3. Financing Statements and other Action.

(a) Debtor hereby authorizes Secured Party to file at any time and from time to time any financing statements describing the Collateral, and Debtor shall execute and deliver to Secured Party, and Debtor hereby authorizes Secured Party to file (with or without Debtor’s signature), at any time and from time to time, all amendments to financing statements, assignments, continuation financing statements, termination statements, account control agreements, and other documents and instruments, in form reasonably satisfactory to Secured Party, as Secured Party may reasonably request, to perfect and continue perfected, maintain the priority of or provide notice of the security interest of Secured Party in the Collateral and to accomplish the purposes of this Agreement including, but not limited to, a Patent and Trademark Security Agreement to be filed with the any relevant patent and trademark office or equivalent authority or agency. Without limiting the generality of the foregoing, Debtor ratifies and authorizes the filing by Secured Party of any financing statements filed prior to the date hereof.

(b) Debtor will not create any chattel paper without placing a legend on the chattel paper acceptable to Secured Party indicating that Secured Party has a security interest in the chattel paper.

SECTION 4. Representations and Warranties. Debtor represents and warrants to Secured Party that:

(a) Debtor is duly organized, validly existing and in good standing under the law of the jurisdiction of its organization and has all requisite power and authority to execute, deliver and perform its obligations under the Collateral Documents.

(b) The execution, delivery and performance by Debtor of the Collateral Documents have been duly authorized by all necessary action of Debtor, and the Collateral Documents constitute the legal, valid and binding obligations of Debtor, enforceable against Debtor in accordance with its terms.

(c) No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of Debtor is required in connection with the consummation of the transactions contemplated by this Agreement and the other Collateral Documents. Debtor is not in violation or default of any provision of its Certificate of Incorporation or Bylaws, or in any material respect of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to its knowledge, of any provision of any federal or state statute, rule or regulation which is applicable to Debtor. The execution, delivery and performance of this Agreement and the other Collateral Documents and the consummation of the transactions contemplated hereby and thereby will not result in any such violation of any provision of Debtor’s Certificate of Incorporation or bylaws, or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any of the Collateral or the suspension, revocation, impairment, forfeiture or non-renewal of any material permit, license, authorization or approval applicable to Debtor, its business or operations or any of its assets or properties.

(d) All patents and patent applications, trademarks, service marks and trade names (whether registered or unregistered), and applications for registration of such trademarks, service marks and trade names, included in the Collateral as of the Effective Date, are set forth in Schedule 1.

SECTION 5. Covenants. So long as any of the Obligations remain unsatisfied, Debtor agrees that:

(a) Debtor shall appear in and defend any action, suit or proceeding which may affect to a material extent its title to, or right or interest in, or Secured Party’s right or interest in, the Collateral, and shall do and perform all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Collateral.

(b) Debtor shall comply in all material respects with all laws, regulations and ordinances, and all policies of insurance, relating in a material way to the possession, operation, maintenance and control of the Collateral.

(c) Debtor shall give prompt written notice to Secured Party (and in any event not later than 30 days following any change described below in this subsection) of: (i) any change in the location of Debtor’s chief executive office or principal place of business; (ii) any change in its name; (iii) any changes in its identity or structure in any manner which might make any financing statement filed hereunder incorrect or misleading; (iv) any change in its registration as an organization (or any new such registration); or (v) any change in its jurisdiction of organization; provided that Debtor shall not change its jurisdiction of organization to a jurisdiction outside of the United States.

(d) Debtor shall keep the Collateral free of all Liens except Permitted Liens.

(e) Debtor shall pay and discharge all taxes, fees, assessments and governmental charges or levies imposed upon it with respect to the Collateral prior to the date on which penalties attach thereto, except to the extent such taxes, fees, assessments or governmental charges or levies are being contested in good faith by appropriate proceedings.

(f) Debtor shall maintain and preserve its legal existence, its rights to transact business and all other rights, franchises and privileges necessary or desirable in the normal course of its business and operations and the ownership of the Collateral, except in connection with any transactions expressly permitted by the Collateral Documents.

(g) If and when Debtor shall obtain rights to any new patents, trademarks, service marks, trade names, or otherwise acquire or become entitled to the benefit of, or apply for registration of, any of the foregoing, which are based upon or derived from the Collateral, Debtor (i) shall promptly notify Secured Party thereof and (ii) hereby authorizes Secured Party to modify, amend, or supplement Schedule 1 and from time to time to include any of the foregoing and make all necessary or appropriate filings with respect thereto.

SECTION 6. Rights of Secured Party; Authorization; Appointment.

(a) At the request of Secured Party, upon the occurrence and during the continuance of any Event of Default, all remittances received by Debtor with respect to the Collateral shall be held in trust for Secured Party and, in accordance with Secured Party’s instructions, remitted to Secured Party or deposited to an account of Secured Party in the form received (with any necessary endorsements or instruments of assignment or transfer).

(b) At the request of Secured Party, upon the occurrence and during the continuance of any Event of Default, Secured Party shall be entitled to receive all distributions and payments of any nature received by Debtor with respect to any Collateral, and all such distributions or payments received by the Debtor shall be held in trust for Secured Party and, in accordance with Secured Party’s instructions, remitted to Secured Party or deposited to an account designated by Secured Party in the form received (with any necessary endorsements or instruments of assignment or transfer).

(c) Secured Party shall have the right to, in the name of Debtor, or in the name of Secured Party or otherwise, upon notice to but without the requirement of assent by Debtor, and Debtor hereby constitutes and appoints Secured Party (and any of Secured Party’s officers, employees or agents designated by Secured Party) as Debtor’s true and lawful attorney-in-fact, with full power and authority to: (i) sign and file any of the financing statements and other documents and instruments which must be executed or filed to perfect or continue perfected, maintain the priority of or provide notice of Secured Party’s security interest in the Collateral and (ii) execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of Debtor, which Secured Party may reasonably deem necessary or advisable to maintain, protect, realize upon and preserve the Collateral and Secured Party’s security interest therein and to accomplish the purposes of this Agreement. Secured Party agrees that, except upon and during the continuance of an Event of Default, it shall not exercise the power of attorney, or any rights granted to Secured Party, pursuant to clause (ii). The foregoing power of attorney is coupled with an interest and irrevocable so long as the Obligations have not been paid and performed in full.

SECTION 7. Events of Default. Any of the following events which shall occur and be continuing shall constitute an “Event of Default”:

(a) Any Event of Default under the Note.

(b) Any levy upon, seizure or attachment of any of the Collateral which shall not have been rescinded or withdrawn.

SECTION 8. Remedies.

(a) Upon the occurrence and during the continuance of any Event of Default, Secured Party may declare any of the Obligations to be immediately due and payable and shall have, in addition to all other rights and remedies granted to it in this Agreement, the Note or any other Document, all rights and remedies of a secured party under the UCC and other applicable laws. Without limiting the generality of the foregoing, to the extent permitted by Applicable Law, (i) Secured Party may peaceably and without notice enter any premises of Debtor, take possession of any the Collateral, remove or dispose of all or part of the Collateral on any premises of such Debtor or elsewhere, or, in the case of equipment, render it nonfunctional, and otherwise collect, receive, appropriate and realize upon all or any part of the Collateral, and demand, give receipt for, settle, renew, extend, exchange, compromise, adjust, or sue for all or any part of the Collateral, as Secured Party may determine; (ii) Secured Party may require any Debtor to assemble all or any part of the Collateral and make it available to Secured Party at any place and time designated by Secured Party; (iii) Secured Party may secure the appointment of a receiver of the Collateral or any part thereof (to the extent and in the manner provided by applicable law); (iv) Secured Party may sell, resell, lease, use, assign, license, sublicense, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of Debtor’s assets, without charge or liability to Secured Party therefor) at public or private sale, by one or more contracts, in one or more parcels, at the same or different times, for cash or credit, or for future delivery without assumption of any credit risk, all as Secured Party deems advisable; provided, however, that in the event of the exercise by Secured Party of any of its rights under this Section 8, any sale or transfer of the Collateral shall be subject to the terms and conditions of the New License Agreement and the New License Agreement shall not be terminated as a result of any such exercise; provided, further, however, that Debtor shall be credited with the net proceeds of sale only when such proceeds are finally collected by Secured Party. Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption Debtor hereby releases, to the extent permitted by law. Secured Party shall give Debtor such notice of any private or public sales as may be required by the UCC or other applicable law.

(b) Solely for the purpose of enabling Secured Party to exercise its rights and remedies under this Section 8 or otherwise in connection with this Agreement, Debtor hereby grants to Secured Party an irrevocable, non-exclusive and assignable license (exercisable without payment or royalty or other compensation to Debtor) to use, license or sublicense any intellectual property Collateral, provided that (i) rights under such license shall only be exercised upon an Event of Default and (ii) Secured Party’s rights under this Section 8(b) shall terminate upon termination of this Agreement in accordance with Section 23.

(c) Secured Party shall not have any obligation to clean up or otherwise prepare the Collateral for sale. Secured Party has no obligation to attempt to satisfy the Obligations by collecting them from any other Person liable for them, and Secured Party may release, modify or waive any Collateral provided by any other Person to secure any of the Obligations, all without affecting Secured Party’s rights against Debtor. Debtor waives any right it may have to require Secured Party to pursue any third Person for any of the Obligations. Secured Party may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. Secured Party may sell the Collateral without giving any warranties as to the Collateral. Secured Party may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. If Secured Party sells any of the Collateral upon credit, Debtor will be credited only with payments actually made by the purchaser, received by Secured Party and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral and Debtor shall be credited with the proceeds of the sale.

(d) To the extent Debtor uses the proceeds of any of the Obligations to purchase Collateral, Debtor’s repayment of the Obligations shall apply on a “first-in, first-out” basis so that the portion of the Obligations used to purchase a particular item of Collateral shall be paid in the chronological order the Debtor purchased the Collateral.

(e) The cash proceeds actually received from the sale or other disposition or collection of Collateral, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein, shall be applied first, to the payment of the reasonable costs and expenses of Secured Party in exercising or enforcing its rights hereunder and in collecting or attempting to collect any of the Collateral, and to the payment of all other amounts payable to Secured Party pursuant to Section 12 hereof; and second, to the payment of the Obligations. Any surplus thereof which exists after payment and performance in full of the

Obligations shall be promptly paid over to Debtor or otherwise disposed of in accordance with the UCC or other applicable law. Debtor shall remain liable to Secured Party for any deficiency which exists after any sale or other disposition or collection of Collateral.

(f) If, and solely to the extent, in the exercise of its rights under this Section 8, the Secured Party requests, in its sole discretion, but without any obligation to do so, Debtor to assign all of its right, title and interest in and to the New License Agreement to Secured Party, Secured Party agrees that such assignment shall not result in the termination of any rights sublicensed to any Sublicensee under the New License Agreement to the extent set forth in any license agreement entered into between (i) Guarantor and/or Arius and (ii) any Sublicensee(s) (the “Sublicense Agreement(s)”), even if the rights of Arius and CDC are terminated under the New License Agreement (including, without limitation, rendering an exclusive license non-exclusive) with respect to any applicable rights under the Purchased Assets, and such Sublicensee(s) shall continue the undisturbed enjoyment of its (their) rights under, and subject to the terms and conditions of (including the right of termination in the event of a default by such Sublicensee(s)), the Sublicense Agreement(s); provided, however, that Secured Party shall have the same rights as Guarantor and/or Arius had against Sublicensee under such Sublicense Agreement(s). Any such Sublicensee shall be deemed a third-party beneficiary solely with respect to this Section 8(f) and Secured Party agrees not to revise the terms of this Section 8(f) in a manner adverse to any Sublicensee, without such Sublicensee’s prior written consent, which consent shall not be unreasonably withheld.

SECTION 9. Certain Waivers. Debtor waives, to the fullest extent permitted by law, (a) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Obligations; (b) any right to require Secured Party (i) to proceed against any Person, (ii) to exhaust any other collateral or security for any of the Obligations, (iii) to pursue any remedy in Secured Party’s power, or (iv) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral; and (c) all claims, damages, and demands against Secured Party arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral

SECTION 10. Notices. All notices or other communications hereunder shall be in writing (including by facsimile transmission or by email) and mailed, sent or delivered to the respective parties hereto at or to their respective addresses, facsimile numbers or email addresses set forth below their names on the signature pages hereof, or at or to such other address, facsimile number or email address as shall be designated by any party in a written notice to the other parties hereto. All such notices and other communications shall be deemed to be delivered when a record (within the meaning of the UCC) has been (a) delivered by hand; (b) sent by mail upon the earlier of the date of receipt or five business days after deposit in the mail, first class (or air mail as to communications sent to or from the United States); (c) sent by facsimile transmission; or (iv) sent by email. Electronic mail may be used only for routine communications, such as distribution of informational documents or documents for execution by the parties thereto, and may not be used for any other purpose.

SECTION 11. No Waiver; Cumulative Remedies. No failure on the part of Secured Party to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to Secured Party.

SECTION 12. Costs and Expenses; Indemnification.

(a) Debtor agrees to pay on demand: all reasonable, documented costs and expenses of Secured Party, and the fees and disbursements of counsel, in connection with the enforcement or proper attempted enforcement of, and preservation of any rights or interests under, this Agreement and the Note, including in any out-of-court workout or other refinancing or restructuring or in any bankruptcy case, and the protection, sale or collection of, or other realization upon, any of the Collateral, including all reasonable, documented expenses of taking, collecting, holding, sorting, handling, preparing for sale, selling, or the like, and other such expenses of sales and collections of Collateral.

(b) Debtor hereby agrees to indemnify and defend Secured Party, any affiliate thereof, and their respective directors, officers, employees, agents, counsel and other advisors (each an “Indemnified Person”) against, and hold each of them harmless from, any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel to an Indemnified Person, which may be imposed on or incurred by any Indemnified Person, or asserted against any Indemnified Person by any third party or by Debtor, in any way relating to or arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the transactions contemplated hereby or the Collateral, or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Debtor (the “Indemnified Liabilities”); provided that Debtor shall not be liable to any Indemnified Person for any portion of such Indemnified Liabilities to the extent they are found by a final decision of a court of competent jurisdiction to have resulted from such Indemnified Person’s gross negligence or willful misconduct. If and to the extent that the foregoing indemnification is for any reason held unenforceable, Debtor agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(c) Any amounts payable to Secured Party under this Section 12 or otherwise under this Agreement if not paid upon demand shall bear interest from the date of such demand until paid in full, at the default rate of interest set forth in the Note.

SECTION 13. Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by Debtor, Secured Party and their respective successors and assigns and shall bind any Person who becomes bound as a debtor to this Agreement.

SECTION 14. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York (as permitted by Section 5-1401 of the New York General Obligations Law), without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties, except as required by mandatory provisions of law and to the extent the validity or perfection of the security interests hereunder, or the remedies hereunder, in respect of any Collateral are governed by the law of a jurisdiction other than New York.

SECTION 15. Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior agreements, commitments, drafts, communications, discussions and understandings, oral or written, with respect thereto.

SECTION 16. Amendment/Waivers. No amendment or waiver of any provision of this Agreement, nor any consent to any departure by Debtor therefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 17. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

SECTION 18. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Signatures to this Agreement may be transmitted by facsimile and such signatures shall be deemed to be originals.

SECTION 19. Time is of the Essence. Time is of the essence with respect to every provision of this Agreement.

SECTION 20. No Presumption. The parties acknowledge that each party and its counsel have participated in the negotiation and preparation of this Agreement. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing the Agreement to be drafted.

SECTION 21. WAIVER OF JURY TRIAL. THE DEBTOR AND, BY ITS ACCEPTANCE HEREOF, THE SECURED PARTY, HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT.

SECTION 22. Limitation on Interest. It is the intention of the parties hereto to conform strictly to applicable usury laws. Accordingly, all agreements between Debtor and Secured Party with respect to the Note are hereby expressly limited so that in no event, whether by reason of acceleration of maturity or otherwise, shall the amount paid or agreed to be paid to Secured Party or charged by Secured Party for the use, forbearance or detention of the money to be lent hereunder or otherwise, exceed the maximum amount allowed by law. If, at the time of performance, fulfillment of any provision of the Loan Documents shall involve transcending the limit of validity prescribed by applicable law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity. If Secured Party shall ever receive as interest an amount which would exceed the highest lawful rate, the receipt of such excess shall be deemed a mistake and (a) shall be canceled automatically or (b) if paid, such excess shall be (i) credited against the principal amount of the Loan to the extent permitted by applicable law or (ii) rebated to Debtor if it cannot be so credited under applicable law. Furthermore, all sums paid or agreed to be paid under the Loan Documents for the use, forbearance, or detention of money shall to the extent permitted by applicable law be amortized, prorated, allocated, and spread throughout the full term of the Note until payment in full so that the rate or amount of interest on account of the Note does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Note for so long as the Note is outstanding. The terms and provisions of this Section shall control and supersede every other provision of the Collateral Documents.

SECTION 23. Termination. Upon payment and performance in full of all Obligations, the security interest created under this Agreement shall terminate and Secured Party shall promptly execute and deliver to Debtor such documents and instruments reasonably requested by Debtor as shall be necessary to evidence termination of all security interests given by Debtor to Secured Party hereunder.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

ARIUS TWO, INC., a Delaware corporation

2501 Aerial Center Parkway, Suite 205 Morrisville, North Carolina 27560

By:	/s/ Mark Sirgo
Name:	Mark Sirgo
Title:	Chief Executive Officer

QLT USA, INC., a Delaware corporation

2579 Midpoint Drive Fort Collins, CO 80525

By:	/s/ Michael R. Duncan
Name:	Michael R. Duncan
Title:	President

EXHIBIT A

PERMITTED LIENS

“Permitted Liens” means the following:

1.	Any liens arising under this Security Agreement or any other Collateral Documents;

2.	Licenses or sublicenses granted under any intellectual property rights included in the Collateral in the ordinary course of Debtor’s business; provided, such licenses and sublicenses are part of the Collateral.

SCHEDULE 1

to the Security Agreement

1.	Patents and Patent Applications.

See Schedule A attached.

2.	Trademarks, Service Marks and Trade Names and Trademark, Service Mark and Trade Name Applications.

BEMA with respect to the United States, including but not limited to:

APPLICATION NO./ FILING DATE	REGISTRATION NO./ REGISTRATION DATE	EXPIRATION/ RENEWAL DATE
78424675 May 25, 2004	Pending

SCHEDULE A

PATENTS AND PATENT APPLICATIONS

App. No./ Patent No.	Filing Date/ Issue Date	Country	Title	Status	Attorney Docket No.
08/734,519 5,800,832	18-Oct-1996 01-Sep-1998	US	Bioerodable Film For Delivery Of Pharmaceutical Compounds To Mucosal Surfaces	Granted	092

09/144,827 6,159,498	01-Sep-1998 12-Dec-2000	US	Same As Above	Granted	092CN

PCT/US97/1 8605	16-Oct-1997	US	Pharmaceutical Carrier Device Suitable For Delivery Of Pharmaceutical Compounds To Mucosal Surfaces	Nationalized	092PC

09/069,703	29-Apr-1998	US	Same As Above	Pending	092CPRCE

09/684,682	04-Oct-2000	US	Same As Above	Abandoned	092CPDVRCE

10/962,833	12-Oct-2004	US	Same As Above	Pending	092CPDVCN

11/069,089	01-Mar-2005	US	Same As Above	Pending	092CPDVCN2

PCT/US99/0 9378	29-Apr-1999	PCT	Same As Above	Nationalized	093CPPC

60/495,356	15-Aug-2003	US	Adhesive Bioerodible Transmucosal Drug Delivery System	Expired	093-1

PCT/US04/0 26531	16-Aug-2004	PCT	Same As Above	Nationalized	093PC

11/355,312	15-Feb-2006	US	Same As Above	Pending	093CN

11/645,091	22-Dec-2006	US	Same As Above	Pending	093CN2

10/121,430	11-Apr-2002	US	Process For Loading A Drug Delivery Device	Abandoned	094

PCT/US03/1 1313	11-Apr-2003	PCT	Same As Above	Abandoned	094PC

60/441,829	22-Jan-2003	US	Bioerodable Film For Delivery Of Pharmaceutical Compounds To Mucosal Surfaces	Expired	095-1

10/763,063	22-Jan-2004	US	Same As Above	Unknown	095